Exhibit 5.1

April 13, 2001

24073-0001

Calypte Biomedical Corporation
1265 Harbor Bay Parkway
Alameda, California 94502

Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to Calypte Biomedical Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about April 13, 2001, for the purpose of registering under the Securities Act of 1933, as amended, up to 1,726,024 shares of its Common Stock, $0.001 par value (the "Shares"). The Shares are issuable pursuant to the Convertible Debentures and Warrants Purchase Agreement, dated January 22, 2001, among the Company and AMRO International, S.A. (the "Agreement") and pursuant to the warrant to purchase shares of Common Stock (the "Warrant") issued by the Company to AMRO International, S.A.

    In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

  (a)
  The Amended and Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of April 6, 2001, and certified to us by the Chief Executive Officer, President and Chief Financial Officer of the Company as not having been revised since April 6, 2001;

  (b)
  Records certified to us by the Chief Executive Officer, President and Chief Financial Officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Bylaws of the Company as of the date of this opinion;

  (c)
  Records certified to us by the Chief Executive Officer, President and Chief Financial Officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

  (d)
  Records certified to us by the Chief Executive Officer, President and Chief Financial Officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the authorization of the Agreement and the Warrant;

  (e)
  A letter from Mellon Investor Services L.L.C., the Company's Transfer Agent, dated April 6, 2001 as to the number of shares of Common Stock that were outstanding as of April 5, 2001;

  (f)
  The Registration Statement;

  (g)
  The Agreement; and

  (h)
  The Warrant.

    This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

    Our opinion expressed herein assumes that the Agreement and Warrants were duly authorized, executed and delivered by the parties thereto in the form that we have reviewed as of the date of this opinion, and that the full consideration stated in the Agreement and the Warrant and set by the Board of Directors when authorizing the issuance of the Shares will be paid for the Shares.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares are issued in accordance with the terms of the Agreement and the Warrant and the resolutions authorizing their issuance; (iii) appropriate stock certificates evidencing the Shares are executed and delivered; and (iv) all applicable securities laws are complied with, it is our opinion that when issued, the Shares will be duly authorized and validly issued, and fully paid and nonassessable.

    This opinion is rendered to you in connection with the Registration Statement. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      /s/ HELLER EHRMAN WHITE & MCAULIFFE LLP